SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 15, 2005

Georgia Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-50188	58-2646154
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westpark Drive
Peachtree City, Georgia 30269
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	(770) 631-9488

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On December 15, 2005, the non-employee members of the board of directors of Georgia Bancshares, Inc. (the “Company”) approved the acceleration of the 2006, 2007 and 2008 vesting of all outstanding unvested options granted in 2004, including the following options granted to executive officers of the Company. In each case, the executive officer received no immediate benefit from the acceleration of his options, as the exercise price ($14.30 per share) was higher than the market price of the Company’s common stock ($13.80 per share) on the day prior to the acceleration.

2004 Stock Option Grants to Executive Officers Date of Grant: February 19, 2004 Date of Expiration: February 19, 2014
Employee Name	Total Options Granted on 02/19/04	Previously Vested	Vesting Dates Accelerated to December 15, 2005
		Feb. 19, 2005	Feb. 19, 2006	Feb. 19, 2007	Feb. 19, 2008
Rick A. Duncan	35,000	8,750	8,750	8,750	8,750
C. Lynn Gable	30,000	7,500	7,500	7,500	7,500
Malcolm R. Godwin	35,000	8,750	8,750	8,750	8,750
Ira P. Shepherd III	35,000	8,750	8,750	8,750	8,750
Eric K. Smith	30,000	7,500	7,500	7,500	7,500

The following table shows the exercise prices of all of the options (including but not limited to those listed above) for which vesting was accelerated:

No. of Options	Exercise Price
177,375	$14.30
12,500	14.95
3,000	12.25
5,000	12.40
2,500	13.50
200,375

Anticipated 2005 compensation expense resulting from the acceleration of vesting is $9,300, calculated as follows:

2.250 accelerated options at $1.55/share:	$3,487.50
3,750 accelerated options at 1.40/share:	5,250.00
1,875 accelerated options at 0.30/share:	562.50
$9,300.00

Absent this action, the Company would accrue $540,990 in anticipated additional compensation expense under FAS 123(r), of which the following amounts would be incurred in the following years:

2006	2007	2008
$180,360	$180,360	$180,270

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA BANCSHARES, INC.

Date: December 21, 2005	By:	/s/ C. Lynn Gable
C. Lynn Gable
Senior Vice President and Chief Financial Officer